UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

May 25, 2011

Date of Report (date of Earliest Event Reported)

Earth Dragon Resources, Inc.

 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-53774	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Azaban Green Terrace St.
3-20-1 Minami Azabu Minato-ku
Tokyo, 106-0047 Japan
 (Address of principal executive offices and zip code)

81-(0)3-6859-8532
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On May 25, 2011, Earth Dragon Resources, Inc., a Nevada corporation (“Earth Dragon”), entered into a Joint Venture Agreement with OverThrust Mining Corporation (“OverThrust”) whereby the parties will work together to develop certain mining properties known as the Brown1 and Brown2 properties, located in the Township of Schefferville, Quebec (the “Properties”). OverThrust acquired the right to conduct mining operations and production on the Properties from Mr. Dan Brown of Trent River, Ontario Canada.

Under the terms of its joint venture agreement with OverThrust, Earth Dragon will contribute a total $750,000 to the joint venture. Of such $750,000, Earth Dragon has agreed to pay $50,000 towards the purchase of the Properties and $200,000 towards the exploration and development of the Properties each year for the next three years. Earth Dragon has also agreed to pay 5% gross override royalty to OverThrust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:                      May 26, 2011

EARTH DRAGON RESOURCES INC.

By:  /s/ THOMAS HERDMAN
Name:                      Thomas Herdman
Title:                      President